UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: January 15, 2019

(Date of earliest event reported)

CHEE CORP.

(Exact name of registrant as specified in its charter)

Nevada (State of incorporation)	0001696898 (Commission File Number)	32-0509577 (IRS employer identification no.)
Shandong Province, Haiyang City, Environmental protection district, Building15# unit3, room302, 265100, China (Address of principal executive offices, including zip code)		(585) 524-1453 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

On January 15, 2019, Jiang Da Wei resigned as the President, Treasurer, Secretary and Director of Chee Corp (the “Company”). Mr. Da Wei’s resignation as President, Treasurer and Secretary was effective immediately. Prior to Mr Da Wei’s, resignation, he appointed Ms. Zhang Shufang as the new President and Chief Executive Officer, Chief Financial Officer and Secretary of the Company. Ms. Zhang Shufang was appointed as the new board members of the Company. There were no disagreements between Jiang Da Wei and the Company on any matter relating to the Company’s operations, policies or practices, which resulted in their resignation.

Ms. Zhang Shufang, 27, has held numerous senior administrative positions with various Asian companies. Ms. Zhang Shufang is a graduate of The Open University of China in administration and management.

Attached and incorporated herein by reference as Exhibit 99.1 is a Directors Resolutions Of Chee Corp., dated January 10, 2019, reporting the appointment of Ms. Zhang Shufang.

Item 9.01

Financial Statements and Exhibits

(a) Exhibits

The following exhibits are filed herewith:

Exhibit No                Description

10.1                           Independent Director Agreement

99.1                          Resignation and appointment of officers and directors

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHEE CORP.

Date: January 15, 2019

/s/ Zhang Shufang

Zhang Shufang

Chief Executive Officer, President, Treasurer,

Secretary and Director